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                                EXHIBIT 99.1

                              STOCK ORDER FORM

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STOCK ORDER FORM &
CERTIFICATION FORM                                   GS Financial Corp.
                                        (Proposed Holding Company for Guaranty
                                          and Savings Homestead Association)
Note: Please read the Stock Order Form Guide and Instructions on the back of this form before completion.
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Deadline
The Subscription Offering ends at 4:00 p.m., Central Time, on XXXX xx, 1997. Your Stock Order Form and Certification Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.
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Number of Shares
      (1) Number of Shares         Price Per Share        (2) Total Amount Due
                              x         $10.00        =
The minimum number of shares that may be subscribed for is 25 and the maximum purchase is 25,000 shares in the Subscription Offering. No person, together with associates of and persons acting in concert with such person, may purchase more than 70,000 shares of the Common Stock in the Subscription Offering. The price per share is based upon a valuation that is subject to review prior to filling individual stock orders.
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Method of Payment                      Purchaser Information
(3)   / /   Enclosed is a check,       (5)   / /   Check here if you are a
            association draft or                   director, officer or
            money order payable                    employee of Guaranty and
            to GS Financial Corp.                  Savings Homestead
            for $_____ (or cash                    Association or a member of
            if presented in person).               such person's immediate
                                                   family.
(4)   / /   I authorize Guaranty and         / /   Check here if you are a
            Savings Homestead                      depositor or a borrower
            Association to make                    and enter below
            withdrawals from my                    information for all
            Guaranty and Savings                   accounts you had at the
            Homestead Association                  Eligibility Record Date
            account(s) shown below,                (September 30, 1995),
            and understand that the                Supplemental Eligibility
            amounts will not                       Record Date (December, 31,
            otherwise be available for             1996) or the Voting Record
            withdrawal:                            Date (XXXX xx, 1997). If
Account Number(s)         Amount(s)                additional space is
_______________________________________            needed, please utilize the
_______________________________________            back of this form.  Please
_______________________________________            confirm account(s) by
_______________________________________            initialing here. __________
          Total Withdrawal ___________      Account Title
                                         (Names on Accounts)    Account Number
                                       _______________________________________
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                                       _______________________________________
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                                       _______________________________________
______________________________________________________________________________
(6) Stock Registration
    / / Individual       / / Uniform Transfer to Mirrors    / / Partnership
    / / Joint Tenants    / / Uniform Gift to Minors        / / Individual
                                                                Retirement
                                                                Account
    / / Tenants in       / / Corporation                    / / Fiduciary/
        Common                                                  Trust (Under
                                                                Agreement
                                                                Dated _______)
    __________________________________________________________________________
    Name                                           Social Security or Tax I.D.
    __________________________________________________________________________
    Name                                           Daytime Telephone
    __________________________________________________________________________
    Street Address                                 Evening Telephone
    __________________________________________________________________________
    City                State       Zip Code       County of Residence
    __________________________________________________________________________
NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)
/ /   Check here if you are a member of the National Association of
Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
______________________________________________________________________________
Acknowledgment  By signing below, I acknowledge receipt of the Prospectus dated XXXX xx, 1997 and understand I may not change or revoke my order once it is received by Guaranty and Savings Homestead Association. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Guarantee and Savings Homestead Association will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number of taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.
______________________________________________________________________________
Signature   Sign and date this form.      ____________________________________
When purchasing as a custodian,           Signature         Title         Date
corporate officer, etc., include your                 (if applicable)
full title. An additional signature       ____________________________________
withdrawal from is required only if       Signature         Title         Date
an account that requires more than one                (if applicable)
payment is by signature to withdraw       ____________________________________
funds. YOUR ORDER WILL BE FILLED IN
ACCORDANCE WITH THE PROVISIONS OF THE
PROSPECTUS. THIS ORDER IS NOT VALID IF
THE STOCK ORDER FORM AND CERTIFICATION
FORM ARE NOT BOTH SIGNED. If you need
help completing this Form, you may
call the Conversion Information Center
at (304) 737-0720.
THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE
NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
______________________________________________________________________________
OFFICE USE  Date Rec'd ____/___/____   Order #     ______ Batch # _____
            Check #    _____________   Category    ______
            Amount $   _____________   Initials    ______
______________________________________________________________________________
                          STOCK INFORMATION CENTER
                          3798 Veterans Boulevard
                         Metairie, Louisiana 70002
                               (504) 457-xxxx
______________________________________________________________________________

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Stock Ownership Guide
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Individual- The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.


Joint Tenants- Joint tenants with right of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common- Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account- Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. The Guaranty and Savings Homestead Association does not offer a self-directed IRA. Please contact the Conversion Information Center if you have any questions about your IRA account. There will be no early withdrawal or IRS penalties incurred by these transactions.

Uniform Gift to Minors- For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age.

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Only one custodian and one minor may be designated.

Corporation/Partnership- Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust- Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.

Definition of Associate
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The term "associate" of a person is defined to mean (i) any corporation or other organization (other than GS Financial Corp. ("Bancorp"), the association, or a majority owned subsidiary of the association) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Bancorp or the association in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Bancorp or the association or any of their subsidiaries.

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ITEM INSTRUCTION
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ITEMS 1 AND 2- Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase amount in the Conversion by any person is 25,000 shares in the Subscription Offering. No person, together with associates of and persons acting in concert with such person, may purchase more than 70,000 shares of the Common Stock in the Subscription Offering.

GS Financial Corp. has reserved the right to reject the subscription of any order received in the Public Offering, if any, in whole or in part.

ITEM 3- Payment for shares may be made in cash (only if delivered by you in person) or by check, association draft or money order made payable to GS Financial Corp. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form, signed Certification Form and payment in person to Guaranty and Savings Homestead Association. Your funds will earn interest at Guaranty and Savings Homestead Association's passbook rate, currently 0.00% per annum.

ITEM 4- To pay by withdrawal from a savings account or certificate at Guaranty and Savings Homestead Association, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in certificate account(s) until the stock offering closes. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 5- Please check this box if you were a depositor on the Eligibility Record Date (September 30, 1995), and/or a depositor on the Supplemental Eligibility Record Date (December 31, 1996) or a depositor on the Voting Record Date (XXXX xx, 1997) and list all names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

ITEMS 6- The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of GS Financial Corp. common stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.


    ACCOUNT TITLE (NAMES ON ACCOUNTS)             ACCOUNT NUMBER
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